Exhibit 99.1

Appian Announces Fourth Quarter and Full Year 2020 Financial Results
Fourth quarter cloud subscription revenue increased 40% year-over-year to $36.9 million
Full year cloud subscription revenue increased 36% year-over-year to $129.2 million

McLean, VA – February 18, 2021 – Appian (Nasdaq: APPN) today announced financial results for the fourth quarter and full year ended December 31, 2020.

“For the full year, we exceeded our guidance and grew cloud subscription revenue by 36% to $129.2 million. Low-code emerged in 2020 as a successful way for organizations to remain nimble in the face of change. Appian is leading this market because our low-code platform is more than 10x faster, our partner ecosystem is growing, and our customers are happy," said Matt Calkins, CEO & Founder.

Fourth Quarter 2020 Financial Highlights:

•Revenue: Cloud subscription revenue was $36.9 million for the fourth quarter of 2020, up 40% compared to the fourth quarter of 2019. Total subscriptions revenue, which includes sales of SaaS subscriptions, on-premises term license subscriptions and maintenance and support, increased 33% year-over-year to $56.1 million for the fourth quarter of 2020. Professional services revenue was $25.5 million for the fourth quarter of 2020, compared to $26.5 million for the fourth quarter of 2019. Total revenue was $81.6 million for the fourth quarter of 2020, up 19% compared to the fourth quarter of 2019. Cloud subscription revenue retention rate was 119% as of December 31, 2020.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(9.7) million for the fourth quarter of 2020, compared to $(13.1) million for the fourth quarter of 2019. Non-GAAP operating loss was $(5.1) million for the fourth quarter of 2020, compared to $(9.7) million for the fourth quarter of 2019.

•Net loss and non-GAAP net loss: GAAP net loss was $(6.4) million for the fourth quarter of 2020, compared to $(10.8) million for the fourth quarter of 2019. GAAP net loss per share was $(0.09) for the fourth quarter of 2020, based on 70.4 million weighted average shares outstanding, compared to $(0.16) for the fourth quarter of 2019, based on 67.3 million weighted average shares outstanding. Non-GAAP net loss was $(1.8) million for the fourth quarter of 2020, compared to $(7.4) million for the fourth quarter of 2019. Non-GAAP net loss per share was $(0.03) for the fourth quarter of 2020, based on 70.4 million weighted average shares outstanding, compared to $(0.11) per share for the fourth quarter of 2019, based on 67.3 million weighted average shares outstanding.

•Adjusted EBITDA: Adjusted EBITDA loss was $(3.7) million for the fourth quarter of 2020, compared to $(8.2) million for the fourth quarter of 2019.

Full Year 2020 Financial Highlights:

•Revenue: Cloud subscription revenue was $129.2 million for the full year 2020, up 36% compared to the full year 2019. Total subscriptions revenue was $198.7 million for the full year 2020, an increase of 31% from the prior year. Professional services revenue was $105.9 million for the full year 2020, a decrease of 3% from the prior year. Total revenue was $304.6 million for the full year 2020, up 17% compared to the full year 2019.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(37.9) million for the full year 2020, compared to $(50.5) million for the full year 2019. Non-GAAP operating loss was $(22.6) million for the full year 2020, compared to $(34.0) million for the full year 2019.

•Net loss and non-GAAP net loss: GAAP net loss was $(33.5) million for the full year 2020, compared to $(50.7) million for the full year 2019. GAAP net loss per share was $(0.48) for the full year 2020, based on 69.1 million weighted average shares outstanding, compared to $(0.77) for the full year 2019, based on 65.5 million weighted average shares outstanding. Non-GAAP net loss was $(18.2) million for the full year 2020, compared to $(34.1) million for the full year 2019. Non-GAAP net loss per share was $(0.26) for the full year 2020, based on 69.1 million weighted average shares outstanding, compared to $(0.52) per share for the full year 2019, based on 65.5 million weighted average shares outstanding.

•Adjusted EBITDA: Adjusted EBITDA loss was $(16.8) million for the full year 2020, compared to $(29.3) million for the full year 2019.

•Balance sheet and cash flows: As of December 31, 2020, Appian had cash and cash equivalents and investments of $258.4 million. For the fourth quarter of 2020, net cash provided by operating activities was $5.8 million, compared to $(6.0) million of net cash used in operating activities for the same period in 2019. Net cash used in operating activities was $(7.6) million for the year ended December 31, 2020, compared to net cash used in operating activities of $(8.9) million for the year ended December 31, 2019. In accordance with U.S. GAAP, $17.0 million of tenant improvement allowance reimbursements received during the year ended December 31, 2019 are a source of cash in operating activities.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2020 Business Highlights:

•Appian RPA achieved the Federal Risk and Authorization Management Program (FedRAMP) certification, the only robotics process automation product to have its cloud components natively certified.
•Appian was named a Leader in Gartner’s 2020 Magic Quadrant for Enterprise Low-Code Application Platforms report for the second consecutive year.
•Appian was named a Leader in Nucleus Research’s 2020 Value Matrix for Low-Code Application Platforms report.
•Appian launched the Connected Claims solution for insurers to streamline the insurance claims process.
•Appian launched the Award Management solution for government organizations to automate an early stage of the award management process.
•Appian was named a 2020 Top Workplace by The Washington Post for the seventh consecutive year and the #1 technology employer.

Financial Outlook:

As of February 18, 2021, guidance for the first quarter 2021 and full year 2021 is as follows:

•First Quarter 2021 Guidance:
◦Cloud subscription revenue is expected to be in the range of $37.7 million and $38.2 million, representing year-over-year growth of between 33% and 35%.
◦Total revenue is expected to be in the range of $81.7 million and $82.7 million, representing a year-over-year increase of between 4% and 5%.
◦Adjusted EBITDA loss is expected to be in the range of $(9.0) million and $(8.0) million.

◦Non-GAAP net loss per share is expected to be in the range of $(0.15) and $(0.13). This assumes 70.8 million weighted average common shares outstanding.

•Full Year 2021 Guidance:
◦Cloud subscription revenue is expected to be in the range of $167.5 million and $169.5 million, representing year-over-year growth of between 30% and 31%.
◦Total revenue is expected to be in the range of $353.0 million and $355.0 million, representing a year-over-year increase of between 16% and 17%.
◦Adjusted EBITDA loss is expected to be in the range of $(38.0) million and $(36.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.64) and $(0.60). This assumes 71.2 million weighted average common shares outstanding.

Conference Call Details:
Appian will host a conference call today, February 18, 2021, at 5:00 p.m. ET to discuss Appian's financial results for the fourth quarter and full year ended December 31, 2020 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at
http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally. Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13715479.

About Appian
Appian (NASDAQ: APPN) helps organizations build apps and workflows rapidly, with a low-code automation platform. Combining people, technologies, and data in a single workflow, Appian can help companies maximize their resources and improve business results. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted average shares outstanding and adjusted EBITDA. These non-GAAP financial measures exclude the effect of stock-based compensation expense and losses on disposal of an asset. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the first quarter and full year 2021, the impact of COVID-19 on Appian’s business and on the global economy, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue, which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 18, 2021 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Scott Walker
Director, Investor Relations
703-496-4573
scott.walker@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$112,462	$159,755
Short-term investments and marketable securities	109,826	—
Accounts receivable, net of allowance of $1,400 and $600 as of December 31, 2020 and December 31, 2019, respectively	97,278	70,408
Deferred commissions, current	17,899	14,543
Prepaid expenses and other current assets	27,955	32,955
Total current assets	365,420	277,661
Property and equipment, net	35,404	39,554
Long-term investments	36,120	—
Goodwill	4,862	—
Intangible assets, net of accumulated amortization of $429 as of December 31, 2020	1,744	—
Operating right-of-use assets	30,659	24,205
Deferred commissions, net of current portion	34,198	28,979
Deferred tax assets	489	494
Other assets	3,625	592
Total assets	$512,521	$371,485
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,967	$5,222
Accrued expenses	5,821	7,488
Accrued compensation and related benefits	22,981	10,691
Deferred revenue, current	116,256	82,201
Operating lease liabilities, current	6,923	3,836
Finance lease liabilities, current	—	1,447
Other current liabilities	940	1,395
Total current liabilities	155,888	112,280
Operating lease liabilities, net of current portion	51,194	44,416
Finance lease liabilities, net of current portion	—	2,375
Deferred revenue, net of current portion	3,886	7,139
Deferred tax liabilities	70	38
Other non-current liabilities	4,878	—
Total liabilities	215,916	166,248
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 38,971,324 shares issued and outstanding as of December 31, 2020; 500,000,000 shares authorized and 34,525,386 shares issued and outstanding as of December 31, 2019	4	3
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 31,707,866 shares issued and outstanding as of December 31, 2020; 100,000,000 shares authorized and 32,942,636 shares issued and outstanding as of December 31, 2019	3	3
Additional paid-in capital	470,498	340,929
Accumulated other comprehensive loss	(5,010)	(285)
Accumulated deficit	(168,890)	(135,413)
Total stockholders’ equity	296,605	205,237
Total liabilities and stockholders’ equity	$512,521	$371,485

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Revenue
Subscriptions	$56,096	$42,108	$198,710	$151,299
Professional services	25,534	26,510	105,863	109,053
Total revenue	81,630	68,618	304,573	260,352
Cost of revenue
Subscriptions	5,641	4,993	20,826	17,098
Professional services	16,299	17,780	67,940	76,743
Total cost of revenue	21,940	22,773	88,766	93,841
Gross profit	59,690	45,845	215,807	166,511
Operating expenses
Sales and marketing	35,425	31,254	130,316	117,440
Research and development	18,875	15,625	70,241	58,043
General and administrative	15,076	12,028	53,152	41,496
Total operating expenses	69,376	58,907	253,709	216,979
Operating loss	(9,686)	(13,062)	(37,902)	(50,468)
Other income
Other income, net	(3,941)	(2,822)	(5,786)	(941)
Interest expense	88	131	478	367
Total other income	(3,853)	(2,691)	(5,308)	(574)
Loss before income taxes	(5,833)	(10,371)	(32,594)	(49,894)
Income tax expense	548	426	883	820
Net loss	$(6,381)	$(10,797)	$(33,477)	$(50,714)
Net loss per share:
Basic and diluted	$(0.09)	$(0.16)	$(0.48)	$(0.77)
Weighted average common shares outstanding:
Basic and diluted	70,362,387	67,316,098	69,050,565	65,479,327

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Cost of revenue
Subscriptions	$265	$185	$943	$647
Professional services	542	287	1,477	2,748
Operating expenses
Sales and marketing	984	771	2,821	4,742
Research and development	877	497	2,718	3,480
General and administrative	1,943	1,648	7,320	4,826
Total stock-based compensation expense	$4,611	$3,388	$15,279	$16,443

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(33,477)	$(50,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,851	4,742
Bad debt expense	984	99
Loss on disposal of property and equipment	22	146
Change in fair value of available-for-sale securities	22	—
Deferred income taxes	(184)	(334)
Stock-based compensation	15,279	16,443
Changes in assets and liabilities:
Accounts receivable	(33,559)	7,432
Prepaid expenses and other assets	3,740	8,972
Deferred commissions	(8,575)	(9,319)
Accounts payable and accrued expenses	(4,238)	(4,039)
Accrued compensation and related benefits	11,801	(3,072)
Other liabilities	3,681	1,318
Deferred revenue	27,626	12,573
Operating lease liabilities	3,407	6,827
Net cash used in operating activities	(7,620)	(8,926)
Cash flows from investing activities:
Purchases of investments	(145,968)	—
Payments for acquisitions, net of cash acquired	(6,138)	—
Purchases of property and equipment	(1,251)	(32,421)
Net cash used in investing activities	(153,357)	(32,421)
Cash flows from financing activities:
Principal payments on finance leases	(3,822)	(653)
Proceeds from public offerings, net of underwriting discounts	108,260	101,653
Payments of costs related to public offerings	(346)	(350)
Proceeds from exercise of common stock options	6,376	4,899
Net cash provided by financing activities	110,468	105,549
Effect of foreign exchange rate changes on cash and cash equivalents	3,216	623
Net (decrease) increase in cash and cash equivalents	(47,293)	64,825
Cash and cash equivalents, beginning of period	159,755	94,930
Cash and cash equivalents, end of period	$112,462	$159,755
Supplemental disclosure of cash flow information:
Cash paid for interest	$165	$331
Cash paid for income taxes	$1,182	$356
Supplemental disclosure of non-cash financing information:
Finance lease obligations to acquire new office furniture and fixtures and computer hardware	$—	$4,475

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(9,686)	$(13,062)	$(37,902)	$(50,468)
Add back:
Stock-based compensation expense	4,611	3,388	15,279	16,443
Non-GAAP operating loss	$(5,075)	$(9,674)	$(22,623)	$(34,025)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(6,381)	$(10,797)	$(33,477)	$(50,714)
Add back:
Stock-based compensation expense	4,611	3,388	15,279	16,443
Loss on disposal of property and equipment	—	—	22	146
Non-GAAP net loss	$(1,770)	$(7,409)	$(18,176)	$(34,125)

Non-GAAP earnings per share:
Non-GAAP net loss	$(1,770)	$(7,409)	$(18,176)	$(34,125)
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	70,362,387	67,316,098	69,050,565	65,479,327
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.11)	$(0.26)	$(0.52)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.09)	$(0.16)	$(0.48)	$(0.77)
Add back:
Non-GAAP adjustments to net loss per share	0.06	0.05	0.22	0.25
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.11)	$(0.26)	$(0.52)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(6,381)	$(10,797)	$(33,477)	$(50,714)
Other income, net	(3,941)	(2,822)	(5,786)	(941)
Interest expense	88	131	478	367
Income tax expense	548	426	883	820
Depreciation and amortization expense	1,366	1,469	5,851	4,742
Stock-based compensation expense	4,611	3,388	15,279	16,443
Adjusted EBITDA	$(3,709)	$(8,205)	$(16,772)	$(29,283)